COMBINATION MORTGAGE, SECURITY AGREEMENT
                      AND FIXTURE FINANCING STATEMENT

     This Mortgage is made as of this 1st day of July, 1999, by Techne Corporation, a Minnesota corporation, (herein called the "Mortgagor") for the benefit of TCF NATIONAL BANK MINNESOTA, a national banking association (herein called the "Mortgagee").

     In consideration of the sum of $20,400,000.00 to the Mortgagor to be paid, and for the purpose of securing (a) the repayment of the indebtedness evidenced by the Mortgagor's promissory note (hereinafter called the "Note") of even date herewith, payable to the order of the Mortgagee in the principal amount of $20,400,000.00; said principal sum, with interest thereon at the rate therein provided being finally due and payable on August 1, 2014, and all renewals, extensions and modifications thereof and any note issued in substitution therefor; (b) the payment of all other sums with interest thereon as may be advanced by the Mortgagee in accordance with this Mortgage, an assignment of rents and leases of even date herewith (hereinafter the "Assignment"), and any other instruments securing payment of the Note (the indebtedness evidenced by the Note and all such other sums are hereinafter collectively referred to as the "Indebtedness"); and (c) the performance of all the covenants and agreements of the Mortgagor contained in the Assignment, the Note or this Mortgage, the Mortgagor does hereby mortgage, grant, bargain, sell, assign, transfer and convey unto the Mortgagee forever all the tracts or parcels of land (hereinafter called the "Land"), located in Hennepin County, Minnesota, and described in Exhibit A attached hereto and made a part hereof, together with (i) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land; and (ii) all lighting, heating, ventilating, air-conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, furnaces, oil burners, elevators and motors, communication systems, dynamos, transformers, electrical equipment and all other fixtures of every description located in or on, and used, or intended to be used in connection with the maintenance and operation of the Land or any building now or hereafter located thereon (excluding, however, fixtures owned by tenants or Mortgagor's subsidiaries or affiliates occupying space in any building now or hereafter located on the Land); and (iii) all hereditaments, easements, appurtenances, riparian rights, rents, issues, profits, condemnation awards, mineral rights and water rights now or hereafter belonging or in any way pertaining to the Land or to any building now or hereafter located thereon and all the estates, rights and interests of the Mortgagor in the Land; (iv) all building materials, maintenance equipment and all other personal property now or hereafter located in, or on, or used, or intended to be used in connection with the maintenance or operation of the Land or any building now or hereafter located thereon and all replacements and additions thereto (excluding personal property owned by tenants or Mortgagor's subsidiaries or affiliates occupying space in any building now or hereafter located on the Land); and (v) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing (all of the foregoing, together with the Land, are hereinafter referred to as the "Mortgaged Property").

     To Have and To Hold the Mortgaged Property unto the Mortgagee forever; provided, nevertheless, that this Mortgage is upon the express condition that if the Mortgagor shall pay to the Mortgagee as and when due and payable the principal of and interest on the Note and all other Indebtedness, and shall also keep and perform each and every covenant and agreement of the Mortgagor herein contained, then, this Mortgage and the estate hereby granted shall cease and be and become void and shall be released of record at the expense of the Mortgagor; otherwise this Mortgage shall be and remain in full force and effect.

     The Mortgagor represents, warrants and covenants to and with the Mortgagee that it is lawfully seized of the Land in fee simple and has good right and full power and authority under all applicable provisions of law and under its Articles of Incorporation to execute this Mortgage and to mortgage the Mortgaged Property; that the Mortgaged Property is free from all liens, security interests and encumbrances except as listed in Exhibit B attached hereto; that the Mortgagor will warrant and defend the title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, not listed in Exhibit B; and that all buildings and improvements now or hereafter located on the Land are, or will be located entirely within the boundaries of the Land. The covenants and warranties of this paragraph shall survive foreclosure of this Mortgage and shall run with the Land.

     The Mortgagor further covenants and agrees as follows:

     1. Payment of the Note. The Mortgagor will duly and punctually pay the principal of and interest on the Note in accordance with the terms of the Note, and all other Indebtedness, when and as due and payable. The provisions of the Note are hereby incorporated by reference into this Mortgage as fully as if set forth at length herein.

     2.  Fund for Taxes and Assessments.

          (a) The Mortgagor shall pay all taxes and special assessments when due and shall, within fifteen (15) days after such payment, submit to Mortgagee a receipt or other proof of payment satisfactory to Mortgagee establishing the Mortgagor's payment in full of said taxes and assessments. In the event the Mortgagor shall fail to deliver such proof within said fifteen (15) day period or if the Mortgagor shall fail to cure any Event of Default within five (5) business days after the Mortgagor's receipt from Mortgagee of written notice thereof, upon receipt of written demand, the Mortgagor shall pay to the Mortgagee on the day monthly installments of interest or principal and interest are payable under the Note, until the
     Note is paid in full, a sum equal to one-twelfth of the yearly taxes and assessments levied against the Mortgaged Property as estimated initially and from time to time by the Mortgagee, to be applied by the Mortgagee to pay said taxes and assessments (such amounts being hereafter referred to as the "Funds"). The Mortgagee shall apply the Funds to pay said taxes and assessments prior to the date that penalty attaches for nonpayment so long as the amount of Funds held by the Mortgagee is sufficient at that time to make such payments. No earnings or interest shall be payable to the Mortgagor on the Funds. Such Funds shall not be, nor be deemed to be, trust funds, and the Mortgagee shall have the right to hold the Funds in any manner the Mortgagee elects and may commingle the Funds with other moneys held by the Mortgagee.

          (b) If the amount of the Funds held by the Mortgagee shall exceed at any time the amount deemed necessary by the Mortgagee to provide for the payment of taxes and assessments, such excess shall, at the option of the Mortgagee, either be promptly repaid to the Mortgagor or be credited to the Mortgagor on the next monthly installment of Funds due. If at any time the amount of the Funds held by the Mortgagee shall be less than the amount deemed necessary by the Mortgagee to pay taxes and assessments as they fall due, the Mortgagor shall promptly pay to the Mortgagee any amount necessary to make up the deficiency upon notice from the Mortgagee to the Mortgagor requesting payment thereof. The Funds are pledged as additional security for the Indebtedness.

          (c) Upon the occurrence of any Event of Default (as defined in paragraph 19 hereof) the Mortgagee may apply in any order as the Mortgagee shall determine in its sole discretion, any Funds held by the Mortgagee at the time of application to pay taxes and assessments which are then or will thereafter become due or as a credit against the Indebtedness. Upon payment in full of all Indebtedness, the Mortgagee shall promptly refund to the Mortgagor any Funds held by the Mortgagee.

     3. Reserve Maintenance Account. In the event Mortgagee reasonably determines that Mortgagor is not properly maintaining the Mortgaged Property as required by paragraph 12 hereof, after sixty (60) days prior written notice of Mortgagor's failure to maintain the Mortgaged Property and Mortgagor's failure to correct the deficiencies within said sixty (60) day period, Mortgagee may require the Mortgagor to pay, together with all other payments required by the Note and this Mortgage, in monthly installments, an amount estimated by Mortgagee to be sufficient to enable the Mortgagor to maintain the Mortgaged Property as required by paragraph 12 to a reserve account (the "Reserve Maintenance Account"). The original amount of the monthly payment to the Reserve Maintenance Account shall be determined by Mortgagee based on a reasonable basis. Said sum may be reasonably adjusted annually on the anniversary of the date hereof, up or down, by Mortgagee. Interest at Mortgagee's regular passbook savings rate shall be payable to Mortgagor on such funds.

     4. Application of Payments. All payments received by the Mortgagee from the Mortgagor under the Note, the Assignment or this Mortgage shall be applied by the Mortgagee in the following order of priority: (i) amounts payable to the Mortgagee by the Mortgagor under paragraph 2 hereof; (ii) interest payable on advances made pursuant to paragraph 14 hereof; (iii) principal of advances made pursuant to paragraph 14 hereof; (iv) interest payable on the Note; (v) principal of the Note; and (vi) any other sums secured by this Mortgage, in such order of application as the Mortgagee may determine.

     5. Payment of Taxes, Assessments and Other Charges. Subject to payments in the manner provided under paragraph 2 hereof and to paragraph 10 relating to contests, the Mortgagor shall pay before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Mortgaged Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof. The Mortgagor shall likewise pay any and all governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property or any part thereof or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof. The Mortgagor shall likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Mortgage, or the recordation hereof, or the Indebtedness secured hereby. In the event of any legislative action or judicial decision after the date of this Mortgage, imposing upon the Mortgagee the obligation to pay any such taxes, assessments or other charges, or deducting the amount secured by this Mortgage from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of the Mortgagee, then, and in such event, the Mortgagor shall bear and pay the full amount of such taxes, assessments or other charges. Notwithstanding the foregoing provisions of this paragraph 5, if for any reason payment by the Mortgagor of any such taxes, assessments or other charges would be unlawful, or if the payment thereof would render the indebtedness evidenced by the Note usurious, the Mortgagee may declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable. The Mortgagor shall promptly furnish to the Mortgagee all notices received by the Mortgagor of amounts due under this paragraph and in the event the Mortgagor shall make payment directly, the Mortgagor shall promptly furnish to the Mortgagee receipts evidencing such payments.

     6. Payment of Utility Charges. Subject to paragraph 10 relating to contests, the Mortgagor shall pay all charges (exclusive of charges which are the obligations of tenants to pay) made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of the Mortgagee, furnish proper receipts evidencing such payment.

     7. Liens. Subject to paragraph 10 hereof relating to contests, the Mortgagor shall not create, incur or suffer to exist any lien, encumbrance or charge on the Mortgaged Property or any part thereof which might or could be held to be equal or prior to the lien of this Mortgage, other than the liens set forth in Exhibit B hereto. The Mortgagor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property.

     8. Compliance with Laws. Subject to paragraph 10 relating to contests, the Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.

     9.  Hazardous Substances.

          (a) Definitions. As used in this Mortgage, the following terms shall have the following meanings:

               (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
          Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Water Act, 33 U.S.C.
          Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Minnesota Environmental Response and Liability Act, Minn. Stat. Chap. 115B, the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. Chap. 115C, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

               (ii) "Hazardous Substances" means asbestos, ureaformaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          (b) Representations and Warranties. Except as disclosed in the Environmental Reports described on the attached Exhibit C (the "Environmental Reports") heretofore delivered to Mortgagee, the Mortgagor represents and warrants to the Mortgagee that:

               (i) To the best of Mortgagor's knowledge based on the Environmental Reports, there are not present in, on or under the Mortgaged Property any Hazardous Substances, except as described in the Environmental Reports.

               (ii) To the best of the Mortgagor's knowledge based on the Environmental Reports, the Mortgaged Property is not presently being used and has not in the past been used for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances, except as disclosed in the Environmental Reports and for reasonable quantities used by Mortgagor and its subsidiaries in the ordinary course of their business (the "Permitted Substances").

               (iii) To the best of the Mortgagor's knowledge based on the Environmental Reports, there are no present and have not been any past claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, which may be proposed, threatened or pending with respect to the Mortgaged Property, alleging noncompliance with or violation of any Environmental Law, seeking relief under any Environmental Law or relating to any required environmental permits, licenses or authorizations, except as disclosed in the Environmental Reports.

               (iv) To the best of Mortgagor's knowledge based on the Environmental Reports, all reports and notices required by any Environmental Law have been duly made with respect to the Mortgaged Property except with respect to those conditions identified in the reports prepared by Summit Enviro Solutions entitled `Subsurface Environmental Assessment' dated June 3, 1994, with respect to 2101 Summer Street and entitled `Phase II Environmental Site Assessment' dated June 25, 1999, with respect to 2201 Kennedy, and all permits, licenses and authorizations required by any Environmental Law have been obtained and are in full force and effect with respect to the Mortgaged Property.

               (v) To the best of Mortgagor's knowledge based on the Environmental Reports, there is not now present nor has there ever been present, in, on or under the Mortgaged Property any above-ground or underground storage tanks used for the storage of petroleum, petroleum by-products or any other Hazardous Substances, except as disclosed in the Environmental Reports and for the existing liquid nitrogen above-ground storage tanks used by Mortgagor.

               (vi) To the best of Mortgagor's knowledge based on the Environmental Reports, the Mortgaged Property is not and never has been listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites or on any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state, or local agency, except as disclosed in the Environmental Reports.

               (vii) The Mortgagor has disclosed and delivered to the Mortgagee all environmental reports and investigations which the Mortgagor has obtained or ordered with respect to the Mortgaged Property.

          (c) Prohibited Uses. The Mortgagor shall not use, or permit the use of, the Mortgaged Property for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances, except for the Permitted Substances. In addition, the Mortgagor shall not install or maintain, or permit the installation or maintenance of, any above-ground or underground storage tanks for the storage of petroleum, petroleum by-products or other Hazardous Substances in, about or under the Mortgaged Property unless (i) the Mortgagor has obtained the prior written consent of the Mortgagee for such installation and maintenance and (ii) the Mortgagor installs and maintains such above-ground or underground storage tanks in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, the Mortgagor, it subsidiaries or any tenant of the Mortgagor may use or store Permitted Substances or immaterial amounts of commonly known and used materials which may be deemed Hazardous Substances hereunder, provided that any such use or storage (A) does not constitute a separate remunerative activity of the Mortgagor or any tenant, (B) is incidental to the Mortgagor's, its subsidiaries or such tenant's primary use of the Mortgaged Property and does not constitute a primary use thereof, and (C) complies at all times with all applicable Environmental Laws.

          (d) Environmental Reports. Upon the occurrence of an Event of Default hereunder or if Mortgagee, in its sole discretion, believes that any Hazardous Substance is present on or is being handled, stored, transported, manufactured, released or disposed of in, on or under the Mortgaged Property (except for Permitted Substances or those Hazardous Substances which have been disclosed to Mortgagee in the Environmental Reports or in writing prior to the date hereof), Mortgagee or its authorized agent may enter upon the Mortgaged Property for the purpose of performing inspections, taking soil borings, or conducting any other tests or procedures, and obtain such further environmental reports as Mortgagee deems necessary or appropriate from a reputable environmental consultant of Mortgagee's choice, all at Mortgagor's expense. If any such environmental report indicates any presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Mortgaged Property (except for Permitted Substances or those Hazardous Substances which have been disclosed to Mortgagee in the Environmental Reports or in writing prior to the date hereof), Mortgagee may require Mortgagor, at Mortgagor's expense, to remedy any such presence, handling, storage, transportation, manufacturing, release or disposal to the reasonable satisfaction of Mortgagee.

          (e) Legal Proceedings and Remedial Actions. The Mortgagor shall immediately notify the Mortgagee in writing of any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which may be proposed, threatened or pending, alleging the presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Mortgaged Property. The Mortgagee shall have the right, but not the obligation, to join and participate in any such investigation, administrative proceeding, litigation, regulatory hearing or other action and to have its attorneys fees and expenses in connection therewith paid by the Mortgagor. Without the Mortgagee's prior written consent, the Mortgagor shall not take any remedial or response action or enter into any settlement or other compromise with respect to any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which, in the Mortgagee's reasonable judgment, may impair the value of the Mortgagee's security under this Mortgage.

     10. Permitted Contests. The Mortgagor shall not be required to (i) pay any tax, assessment or other charge referred to in paragraph 5 hereof, (ii) pay any charge referred to in paragraph 6 hereof, (iii) discharge or remove any lien, encumbrance or charge referred to in paragraph 7 hereof, or (iv) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 8 hereof, so long as the Mortgagor shall (a) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof, and (b) shall give such security to the Mortgagee as may be demanded by the Mortgagee to ensure compliance with the foregoing provisions of this paragraph 10. The Mortgagor shall give prompt written notice to the Mortgagee of the commencement of any contest referred to in this paragraph 10.

     11.  Insurance.

          (a) Risks to be Insured. The Mortgagor, at its sole cost and expense, will maintain insurance of the following character:

               (i) Insurance on the buildings and other improvements now existing or hereafter erected on the Land and on the fixtures and personal property included in the Mortgaged Property against loss by fire, and other hazards covered by the so-called "all-risk" form of policy without a co-insurance clause in an amount equal to the actual replacement cost thereof (exclusive of foundations and excavations) without deduction for physical depreciation, which insurance shall in no event be less than the unpaid principal balance of the Note at any given time. While any building or other improvement is in the course of being constructed or rebuilt on the Land, the Mortgagor shall provide the aforesaid hazard insurance in builder's risk completed value form including coverage available on the so-called "all-risk" non-reporting form of policy for an amount equal to 100% of the insurable replacement value of such building or other improvement.

               (ii) If the Mortgaged Property includes steam boilers or other equipment for the generation or transmission of steam, insurance against loss or damage by explosion, rupture or bursting of steam boilers, pipes, turbines, engines and other pressure vessels and equipment, in an amount satisfactory to the Mortgagee, without a co-insurance clause.

               (iii) If the Land or any part thereof is located in a designated official flood-hazardous area, flood insurance insuring the buildings and improvements now existing or hereafter erected on the Land in an amount equal to the lesser of the principal balance of the Note or the maximum limit of coverage made available with respect to such buildings and improvements under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.

               (iv) Comprehensive general liability insurance protecting against claims arising from any accident or occurrence in or upon the Mortgaged Property in an amount acceptable to the Mortgagee.

               (v) While any building or improvement is in the course of being constructed, renovated or rebuilt on the Land, such workers' compensation insurance as is required by statute.

               (vi) Insurance against interruption of business in respect of the Mortgaged Property in an amount sufficient to pay one (1) year's debt service on the Note, including principal and interest thereof and tax and assessment payments described in paragraph 2.

          (b) Policy Provisions. All insurance policies and renewals thereof maintained by the Mortgagor pursuant to subparagraphs 11(a)(i) through
     (a)(iii) and (a)(vi) above shall be written by an insurance carrier satisfactory to the Mortgagee, contain a standard mortgagee clause in favor of and in form acceptable to the Mortgagee, contain an agreement of the insurer that it will not cancel or modify the policy except after thirty
     (30) days prior written notice to the Mortgagee, and be reasonably satisfactory to the Mortgagee in all other respects. The insurance maintained pursuant to subparagraphs 11(a)(iv) and (a)(v) shall also be written by an insurance carrier acceptable to the Mortgagee and shall name the Mortgagee as an additional insured.

          (c) Delivery of Policy. The Mortgagor will deliver to the Mortgagee copies of policies satisfactory to the Mortgagee evidencing the insurance which is required under subparagraphs 11(a)(i) through (a)(iii) and
     (a)(vi), certificates evidencing the insurance which is required under subparagraphs 11(a)(iv) and (a)(v), and the Mortgagor shall promptly furnish to the Mortgagee copies of all renewal notices and all receipts of paid premiums received by it. At least thirty (30) days prior to the expiration date of a required policy, the Mortgagor shall deliver to the Mortgagee a copy of a renewal policy in form satisfactory to the Mortgagee. If the Mortgagor has a blanket insurance policy in force providing coverage for several properties of the Mortgagor, including the Mortgaged Property, the Mortgagee will accept a certificate of such insurance together with a copy of such blanket insurance policy; provided the certificate sets forth the amounts of insurance and coverage, and such amounts are at least equal to the amounts required hereinabove, the original policy of insurance is written by a carrier or carriers acceptable to the Mortgagee, insures against the risks set forth hereinabove, cannot be amended, modified or cancelled without thirty (30) days' prior written notice to any mortgagee of the Mortgagor, is in an amount not less than the unpaid principal balance secured by this Mortgage or such lesser amount as required by paragraph 11(a)(iii), and has a full replacement cost endorsement meeting the requirements of paragraph 11(a)(i).

          (d) Assignment of Policy. If the Mortgaged Property is sold at a foreclosure sale or if the Mortgagee shall acquire title to the Mortgaged Property, the Mortgagee shall have all of the right, title and interest of the Mortgagor in and to any insurance policies required under subparagraphs 11(a)(i) through (a)(iii) and (a)(vi) hereof and the unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

          (e) Notice of Damage or Destruction: Adjusting Loss.  If the
     Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, the Mortgagor will promptly give written notice thereof to the insurance carrier and the Mortgagee, and will not adjust any damage or loss in excess of $200,000.00 unless the Mortgagee shall have joined in such adjustment; but if there has been no adjustment of any such damage or loss within four months from the date of occurrence thereof and if an Event of Default shall exist at the end of such four-month period or at any time thereafter, the Mortgagee may alone, make proof of loss, adjust and compromise any claim under the policies and appear in and prosecute any action arising from such policies. In connection therewith, the Mortgagor does hereby irrevocably authorize, empower and appoint the Mortgagee as attorney-in-fact for the Mortgagor (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of the Mortgagor.

          (f) Application of Insurance Proceeds. All sums paid under any insurance policy required in subparagraphs 11(a)(i) through (a)(iii) and
     (a)(vi), shall be paid to the Mortgagee. Mortgagee agrees to allow the use of sums paid under the insurance policy required under subparagraph (a) above for repair and reconstruction of the Mortgaged Property provided (i) there exists no default or other event which with the passing of time or the giving of notice or both would constitute a default under the Note or this Mortgage, (ii) insurance proceeds and additional funds deposited by the Mortgagor with Mortgagee prior to the commencement of any repair or reconstruction are adequate to complete repair and reconstruction of the Mortgaged Property pursuant to plans and specifications reasonably approved by Mortgagee, (iii) disbursement procedures acceptable to Mortgagee are in place, which procedures shall include provisions for the deposit of construction shortfalls, collection of lien waivers, issuance of title policies by a title insurance company, payment of Mortgagee's fees and expenses in disbursing, and coordination of work, and Mortgagor shall have reimbursed Mortgagee for all of its reasonable out-of-pocket expenses in connection with such reconstruction and disbursement, including, without limitation, title insurance fees, inspection fees, attorney's fees, and architect's fees, and (iv) Mortgagee shall have received such consents and assurances from municipal authorities as required by the municipal authorities and tenants in the Mortgaged Property as Mortgagee may reasonably request, including, without limitation, assurances from the tenants that they will continue as tenants in the Mortgaged Property upon completion of the repair or reconstruction work. If the above conditions are not satisfied as to application of insurance proceeds, and in any event as to condemnation awards, Mortgagee shall apply the same (after first deducting therefrom Mortgagor's and Mortgagee's reasonable expenses incurred in collecting the same, including but not limited to reasonable attorneys' fees) to the reduction of the outstanding principal balance of the Note or to payment of the restoration, repair, replacement or rebuilding of the property that is damaged or destroyed in such manner as Mortgagee may determine. Any application of insurance proceeds or eminent domain proceeds shall not extend or postpone the due dates of the monthly installments payable under the Note or change the amount of such installments nor shall there be an imposition of any prepayment premium as a result of said application.

          (g) Reimbursement of the Mortgagee's Expenses. The Mortgagor shall promptly reimburse the Mortgagee upon demand for all of the Mortgagee's expenses incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys fees, and all such expenses, together with interest from the date of disbursement at the rate stated in the Note (unless collection of interest from the Mortgagor at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law) shall be additional amounts secured by this Mortgage.

     12.  Preservation and Maintenance of the Mortgaged Property.  The
Mortgagor (i) shall keep the buildings and other improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary depreciation excepted; (ii) shall, upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose, unless the Mortgagee shall have elected to apply such proceeds to reduction of the Indebtedness;
(iii) shall constantly maintain the parking and landscaped areas of the Mortgaged Property; (iv) shall not commit waste or permit impairment or deterioration of the Mortgaged Property; (v) shall not remove from the Land any of the fixtures and personal property included in the Mortgaged Property unless the same is immediately replaced with property of at least equal value and utility, and this Mortgage becomes a valid first lien on such property.

     13. Inspection. The Mortgagee, or its agents, shall have the right at all reasonable times, to enter upon the Mortgaged Property for the purposes of inspecting the Mortgaged Property or any part thereof. The Mortgagee shall, however, have no duty to make such inspection.

     14. Protection of the Mortgagee's Security. Subject to the rights of the Mortgagor under paragraph 10 hereof, if the Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagee therein, or the title thereto, then the Mortgagee, at Mortgagee's option, may after ten (10) days written notice to Mortgagor perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as the Mortgagee deems necessary to protect the Mortgagee's interest. The Mortgagee shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof. The Mortgagee is hereby given the irrevocable power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Mortgaged Property as the Mortgagor's agent in the Mortgagor's name to perform any and all covenants and agreements to be performed by the Mortgagor as herein provided. Any amounts or expenses disbursed or incurred by the Mortgagee pursuant to this paragraph 14, with interest thereon, shall become additional Indebtedness of the Mortgagor secured by this Mortgage. Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the interest rate stated in the Note, unless collection from the Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law. The Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Indebtedness or by the Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph 14 shall require the Mortgagee to incur any expense or do any act hereunder, and the Mortgagee shall not be liable to the Mortgagor for any damages or claims arising out of action taken by the Mortgagee pursuant to this paragraph 14.

     15.  Condemnation.

          (a) The Mortgagor hereby irrevocably assigns to the Mortgagee any award or payment which becomes payable by reason of any taking of the Mortgaged Property, or any part thereof, whether directly or indirectly or temporarily or permanently, in or by condemnation or other eminent domain proceedings (hereinafter called "Taking"). Forthwith upon receipt by the Mortgagor of notice of the institution of any proceeding or negotiations for a Taking, the Mortgagor shall give notice thereof to the Mortgagee.
     The Mortgagee may appear in any such proceedings and participate in any such negotiations and may be represented by counsel. The Mortgagor, notwithstanding that the Mortgagee may not be a party to any such proceeding, will promptly give to the Mortgagee copies of all notices, pleadings, judgments, determinations and other papers received by the Mortgagor therein. The Mortgagor will not enter into any agreement permitting or consenting to the taking of the Mortgaged Property, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless the Mortgagee shall first have consented thereto in writing. All Taking awards shall be adjusted jointly by the Mortgagor and the Mortgagee. All awards payable as a result of a Taking shall be paid to the Mortgagee, which may, at its option, apply them, after first deducting the Mortgagor's and Mortgagee's expenses incurred in the collection thereof, to the payment of the Indebtedness, whether or not due and in such order of application as the Mortgagee may determine, or to the repair or restoration of the Mortgaged Property, in the manner as provided in paragraph 11(f) relating to the application of insurance proceeds or in such manner as the Mortgagee may determine. Any application of Taking awards to principal of the Note shall not extend or postpone the due dates of the monthly installments payable under the Note or change the amount of such installments nor shall there be an imposition of any prepayment premium as a result of said application.

          (b) If the Taking involves a taking of any building or other improvement now or hereafter located on the Land, the Mortgagor shall proceed, with reasonable diligence, to demolish and remove any ruins and complete repair or restoration of the Mortgaged Property as nearly as possible to its respective size, type and character immediately prior to the Taking, whether or not the condemnation awards are available or adequate to complete such repair or restoration unless the Mortgagee has applied the entire condemnation award to payment of the Indebtedness. The Mortgagor shall promptly reimburse the Mortgagee upon demand for all of the Mortgagee's expenses (including reasonable attorney's fees) incurred in the collection of awards and their disbursement in accordance with this paragraph, and all such expenses, together with interest from the date of disbursement at the rate stated in the Note (unless collection of interest from the Mortgagor at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law) shall be additional amounts secured by this Mortgage.

     16. Financial Statements and Other Information; Books and Records. The Mortgagor will prepare or cause to be prepared at its expense and deliver to the Mortgagee (in such number as may reasonably be requested):

          (a) As soon as practicable after the end of each relevant calendar year, and in no event later than one hundred twenty (120) days thereafter, an audited financial statement of Mortgagor as of the end of such calendar year consisting of the balance sheet of the Mortgagor and the related statements of income and changes in financial position of the Mortgagor for the calendar year then ended, setting forth in comparative form the figures for the previous calendar year, all in reasonable detail and prepared by a certified public accountant selected by the Mortgagor.

          (b) As soon as practicable after the end of each quarter, and in no event later than forty five (45) days thereafter, a quarterly review statement of Borrower.

          (c) Promptly after the completion thereof, any internally prepared written plans and written audits of the Mortgagor's ability to become Year 2000 Compliant, and any subsequent revisions or updates thereof.

          (d) Immediately upon becoming aware of the existence of any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default, written notice specifying the nature and period of existence thereof and what action the Mortgagor has taken, is taking or proposes to take with respect thereto.

The Mortgagor shall keep and maintain at all times at the Mortgagor's address stated below or at such other place as the Mortgagee may approve in writing, complete and accurate books of accounts and records in sufficient detail to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection by the Mortgagee or its representative during ordinary business hours.

     17.  No Secondary Financing, Due on Sale or Transfer.

          (a) The Mortgagor shall not create or permit to be created or to remain any subordinate lien on the Mortgaged Property or any part thereof to secure any indebtedness for borrowed money, without obtaining the prior written consent of the Mortgagee.

          (b) The Mortgagor shall not sell all or substantially all of it's assets, or permit a sale of the controlling interest of the Mortgagor, or a statutory merger whereby Mortgagor ceases to exist (each, a "Disposition") without first obtaining Mortgagee's prior written consent. Controlling interest shall mean the ownership of an absolute majority of the voting stock of the Mortgagor by a single person or entity or combination thereof or a leveraged buy-out. Notwithstanding the foregoing prohibition of a Disposition, Mortgagor may, in connection with a Disposition, enter into such an arrangement with the acquiring or surviving business entity ("Successor") which has either a credit rating from Moody's and Standard & Poors equal to or superior to that of the Mortgagor or, absent a rating of Mortgagor by either rating agency, a rating of the Successor by the rating agencies of at least investment grade as determined by the rating agencies at the time of the Disposition; provided the Successor assumes the obligations of the Mortgagor in connection with said Disposition. In the event the Successor's rating is not investment grade, the Successor's parent must have such an investment rating of investment grade and shall be required to guaranty full payment of the Indebtedness for its full term.

     18. Security Interest. This Mortgage shall constitute a security agreement with respect to (and the Mortgagor hereby grants the Mortgagee a security interest in) all personal property and fixtures included in the Mortgaged Property as more specifically described in paragraphs (ii), (iv) and
(v) of the granting clause above. The Mortgagor will from time to time, at the request of the Mortgagee, execute any and all financing statements covering such personal property and fixtures (in a form satisfactory to the Mortgagee) which the Mortgagee may reasonably consider necessary or appropriate to perfect its security interest.

     19. Events of Default. Each of the following occurrences shall constitute an event of default hereunder (herein called an "Event of Default"):

          (a) The Mortgagor shall fail to duly and punctually pay any installment of interest or principal and interest payable under the Note.

          (b) The Mortgagor shall default in the performance of or breach its agreement contained in subparagraph 17(a) hereof.

          (c) The Mortgagor shall fail to duly and punctually pay when and as due any payment for taxes and assessments required by paragraph 2 to be paid or shall fail to provide the insurance coverage required by paragraph 11(a).

          (d) The Mortgagor shall fail duly to perform or observe any of the covenants or agreements contained in this Mortgage (other than a covenant or agreement or default, which is elsewhere in this paragraph 19 specifically dealt with) and such failure shall continue unremedied for thirty (30) calendar days or have adopted an action plan acceptable to Mortgagee for the cure of any such default if the default cannot be remedied within said thirty (30) calendar day period. Notwithstanding the foregoing, Mortgagor shall have ninety (90) calendar days within which to either remedy a default with respect to a covenant or agreement pertaining to environmental issues or have adopted an action plan reasonably acceptable to Mortgagee for the cure of any such default if the default cannot be remedied within said ninety (90) calendar day period.

          (e) The Mortgagor shall make an assignment for the benefit of its creditors, or the Mortgagor shall generally not be paying its debts as they become due, or a petition shall be filed by or against the Mortgagor under the United States Bankruptcy Code which has not been discharged within sixty (60) days of its filing, or the Mortgagor shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Mortgaged Property or shall not, within sixty (60) days after the appointment (without its consent or acquiescence) of a trustee, receiver or liquidator of any material part of its properties or of the Mortgaged Property, have such appointment vacated.

          (f) A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within thirty (30) days after its entry, issue or levy.

          (g) The Mortgaged Property, or any part thereof, shall be sold, conveyed, transferred, encumbered or full possessory rights therein transferred, or the controlling interest in the Mortgagor shall be sold, conveyed, transferred or encumbered, whether voluntarily, involuntarily or by operation of law contrary to the provisions of subparagraph 17(b); this provision shall apply to each and every sale, transfer, conveyance or encumbrance regardless of whether or not the Mortgagee has consented or waived its rights, whether by action or omission, in connection with any previous sale, transfer, conveyance or encumbrance.

          (h) The Mortgagor shall breach any warranty or covenant contained in the Assignment, and such breach shall be continuing beyond the applicable grace period.

          (i) The Mortgagee shall in good faith reasonably believe that the Year 2000 problem is likely to result in a material adverse change in Mortgagor's condition (financial or otherwise), operations, properties or prospects, or in Mortgagor's ability to repay its obligations to the Mortgagee in the manner agreed.

     20. Acceleration: Foreclosure. Upon the occurrence of any Event of Default, the Mortgagee may, at its option, exercise one or more of the following rights and remedies (and any other rights and remedies available to it):

          (a) The Mortgagee may, by written notice to the Mortgagor, declare immediately due and payable all unmatured Indebtedness secured by this Mortgage, and the same shall thereupon be immediately due and payable, without further notice or demand.

          (b) The Mortgagee shall have and may exercise with respect to all personal property and fixtures which are part of the Mortgaged Property, all the rights and remedies accorded upon default to a secured party under the Uniform Commercial Code, as in effect in the State of Minnesota. If notice to the Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to the Mortgagor (in the manner specified in paragraph 24) at least ten (10) calendar days prior to the date of intended disposition. The Mortgagor shall pay on demand all costs and expenses incurred by the Mortgagee in exercising such rights and remedies, including without limitation, reasonable attorneys fees and legal expenses.

          (c) The Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys fees permitted by law, which costs, charges and fees the Mortgagor agrees to pay.

     21. Estoppel Certificate. The Mortgagor agrees at any time and from time to time, upon not less than fifteen (15) days prior notice by the Mortgagee, to execute, acknowledge and deliver, without charge, to the Mortgagee or to any person designated by the Mortgagee, a statement in writing certifying that this Mortgage is unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), the principal amount then secured hereby and the unpaid balance of the Note, that the Mortgagor has not received any notice of default or notice of acceleration or foreclosure of this Mortgage (or if the Mortgagor has received such a notice, that it has been revoked, if such be the case), that to the knowledge of the Mortgagor no Event of Default exists hereunder (or if any such Event of Default does exist, specifying the same and stating that the same has been cured, if such be the case), that the Mortgagor to its knowledge has no claims or offsets against the Mortgagee (or if the Mortgagor has any such claims, specifying the same), and the dates to which the interest and the other sums and charges payable by the Mortgagor pursuant to the Note have been paid.

     22. Forbearance Not a Waiver; Rights and Remedies - Cumulative. No delay by the Mortgagee in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by the Mortgagee of any particular provision of this Mortgage shall be deemed effective unless in writing signed by the Mortgagee. All such rights and remedies provided for herein or which the Mortgagee or the holder of the Note may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises. The Mortgagee's taking action pursuant to paragraph 14 or receiving proceeds, awards or damages pursuant to paragraphs 11 or 15 shall not impair any right or remedy available to the Mortgagee under paragraph 20 hereof. Acceleration of maturity of the Note, once claimed hereunder by the Mortgagee, may, at the option of the Mortgagee, be rescinded by written acknowledgment to that effect by the Mortgagee, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity of the Note, provided that any such acceleration shall be subject to the Mortgagor's right of reinstatement as provided in Minnesota Statutes Section 580.30.

     23. Successors and Assigns Bound; Number; Gender; Agents; Captions; Amendments. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of the Mortgagee and the Mortgagor; provided, however, that this paragraph 23 shall not limit the effect of paragraph 19(g). Wherever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall apply to all genders. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof. No amendment of this Mortgage shall be effective unless in a writing executed by the Mortgagor and the Mortgagee.

     24. Notice. Any notice from the Mortgagee to the Mortgagor under this Mortgage shall be deemed to have been given by the Mortgagee and received by the Mortgagor when mailed by certified mail by the Mortgagee to the Mortgagor at the following address:

                    Techne Corporation
                    614 McKinley Place NE
                    Minneapolis, Minnesota 55413-2610

or at such other address as the Mortgagor may designate in writing to the Mortgagee.

Any notice from the Mortgagor to the Mortgagee under this Mortgage shall be deemed to have been given by the Mortgagor and received by the Mortgagee when mailed by certified mail by the Mortgagor to the Mortgagee at the following address:

                    TCF National Bank Minnesota
                    801 Marquette Avenue
                    Minneapolis, Minnesota  55402
                    Attention:  Commercial Real Estate

or at such other address as the Mortgagee may designate in writing to the Mortgagor.

     25. Governing Law; Severability. This Mortgage shall be governed by the substantive laws of the State of Minnesota. In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provisions and to this end the provisions of this Mortgage are declared to be severable.

     26. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     27. Production of Documents. The Mortgagor shall, while this Mortgage is in full force and effect, furnish the Mortgagee with such documents, instruments and papers as the Mortgagee may request from time to time in order for the Mortgagee to effectuate a sale or a participation in the loan evidenced by the Note and this Mortgage.

     28. Waiver of Marshalling. The Mortgagor, any party who consents to this Mortgage and any party who now or hereafter acquires a lien on the Mortgaged Property and who has actual or constructive notice of this Mortgage hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     29. Fixture Filing. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property (as more particularly described in item (ii) of the granting clause of this Mortgage) which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

          (a) Name and Address of Debtor:

              Techne Corporation
              614 McKinley Place NE
              Minneapolis, Minnesota 55413-2610

          (b) Name and Address of Secured Party:

              TCF National Bank Minnesota
              801 Marquette Avenue
              Minneapolis, Minnesota 55402
              ATTN: Commercial Lending

          (c) This document covers goods which are or are to become fixtures.

          (d) The name of the record owner of the Land is the Debtor described above.

          (e) The tax identification number of the Debtor is 41-1427402.

     30. Further Assurances. At any time and from time to time until payment in full of the Indebtedness, the Mortgagor will, at the request of the Mortgagee, promptly execute and deliver to the Mortgagee such additional instruments as may be reasonably required further to evidence the lien of this Mortgage and further to protect the security interest of the Mortgagee with respect to the Mortgaged Property, including, without limitation, additional security agreements, financing statements and continuation statements. Any expenses incurred by the Mortgagee in connection with the preparation and recordation of any such instruments, including, but not limited to reasonable attorneys fees, shall become additional Indebtedness of the Mortgagor secured by this Mortgage. Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the interest rate stated in the Note, unless collecting from the Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law.

     31. Fees. From the date hereof, for expenses incurred from the date hereof, the Mortgagor shall pay on demand all appraisal fees, survey fees, recording fees, license and permit fees, title insurance and other insurance premiums incurred by the Mortgagee in connection with the Note, this Mortgage, the Assignment and the transactions contemplated hereby, and all other costs and expenses incurred by the Mortgagee in connection with the negotiation, preparation, execution, recording, administration or enforcement of the Note, this Mortgage, the Assignment and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees of counsel for the Mortgagee with respect thereto. All such costs, expenses and fees shall become additional Indebtedness of the Mortgagor secured by this Mortgage.
Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be due and payable immediately upon their disbursement by the Mortgagee, and shall bear interest from the time of such disbursement at the lesser of the annual rate stated in the Note or the highest rate which may be collected from the Mortgagor under applicable law.

     32. Year 2000. For purposes hereof, "Year 2000 Compliant" means with regard to any person or entity, that all software, embedded microchips, and other processing capabilities utilized by, and material to, the business operations or financial condition of such person or entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario including, but not limited to, the date "September 9, 1999" and any dates on or after January 1, 2000. The Mortgagor hereby represents and warrants to the Mortgagee and agrees that: (a) the Mortgagor has made due inquiry to determine whether the computer applications and hardware of the Mortgagor and the Mortgagor's key material suppliers and customers will be Year 2000 Compliant in all material respects by September 1, 1999; (b) the Mortgagor has a program in place to become Year 2000 Compliant in all material respect by September 1, 1999, and the Mortgagor will devote adequate resources toward, diligently pursue, and take all actions necessary to complete such program and become Year 2000 Compliant by September 1, 1999; (c) to the best of the Mortgagor's knowledge, all of the Mortgagor's key material suppliers and customers will be Year 2000 Compliant in all material respect by September 1, 1999; (d) the Mortgagor will deliver to the Mortgagee such information regarding the plans and progress of the Mortgagor and to the extent available from Mortgagor's key material suppliers and customers toward becoming Year 2000 Compliant as the Mortgagee may reasonably request from time to time, including, but not limited to, any assessment by a third party of the Mortgagor's efforts to become Year 2000 Compliant; and (e) at the Mortgagee's request from time to time, the Mortgagor will order, obtain and deliver to the Mortgagee a copy of audits of the Mortgagor's plans and progress to become Year 2000 Compliant by September 1, 1999, and the Mortgagor shall permit the Mortgagee and the Mortgagee's representatives to conduct audits of the Mortgagor's operations for such purpose.

     33. Depository Relationship. Mortgagor or a subsidiary of Mortgagor shall establish and maintain throughout the life of this Mortgage a combined depository relationship with Mortgagee consisting of an operating demand deposit account(s) with average collected balances of at least $100,000.00 and a Corporate Prime Yield Money Marketing Account maintaining a minimum balance of $500,000.00. The Indebtedness shall become due and payable if Mortgagor or a subsidiary of Mortgagor terminates its depository relationship with Mortgagee as described herein.

     34.  WAIVER OF JURY TRIAL.   THE MORTGAGOR ACKNOWLEDGES THAT THE RIGHT TO
TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. THE MORTGAGOR, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF MORTGAGOR'S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF MORTGAGEE AND MORTAGOR, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS MORTGAGE, ANY RELATED AGREEMENTS, OR THE OBLIGATIONS. THE MORTGAGOR HAS READ ALL OF THIS MORTGAGE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS MORTGAGE. THE MORTGAGOR ALSO AGREES THAT COMPLIANCE BY THE MORTGAGEE WITH THE EXPRESS PROVISIONS OF THIS MORTGAGE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

     35.  Future Advances.

          (a) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known. The acceptance of this Mortgage by the Mortgagee, however, constitutes an acknowledgement that the Mortgagee is aware of the provisions of Minnesota Statutes Section 287.05, subd. 5, and intends to comply with the requirements contained therein.

          (b) The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by the Mortgagee in protection of the Mortgaged Property or the lien of this Mortgage, shall be $20,400,000.00.

          (c) The representations contained in this section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage. The Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to the Mortgagor.

     IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first-above written.

                                          Techne Corporation


                                          By    /s/ Thomas E. Oland
                                            ------------------------
  			   		    Its   President

STATE OF MINNESOTA	)
) ss
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 1st day of July, 1999, by Thomas E. Oland, the President of Techne Corporation, a Minnesota corporation, on behalf of said corporation.



                                            /s/ Dana A. Joyce
                                            -----------------------
                                            Notary Public




This instrument was drafted by:

BEST & FLANAGAN (RJC)
Limited Liability Partnership
4000 U.S. Bank Place
601 Second Avenue South
Minneapolis, MN  55402-4331


                                  EXHIBIT A
                                     TO
                     COMBINATION MORTGAGE, SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT




MORTGAGOR:	Techne Corporation

MORTGAGEE:	TCF National Bank Minnesota



     The Land described in the referenced instrument is located in Hennepin County, Minnesota, and is described as follows:

     Lots 8, 9, 16 and 17, Auditor's Subdivision Number 268, Hennepin County, Minnesota, together with a temporary non-exclusive parking easement on the real property described in Exhibit A-1 attached hereto.


                                    EXHIBIT B
                                        TO
                     COMBINATION MORTGAGE, SECURITY AGREEMENT
                        AND FIXTURE FINANCING STATEMENT





MORTGAGOR:	Techne Corporation

MORTGAGEE:	TCF National Bank Minnesota



The Mortgaged Property is subject to the following encumbrances and no others:

1. Easement Agreement dated December 30, 1975, filed December 30, 1975, as Document No. 1163522 (as to Parcel 1).

2. Easement Agreement dated May 18, 1976, filed June 11, 1976, as Document No. 1178824 (as to Parcel 1).

3. Restriction contained in Warranty Deed dated July 1, 1999, filed ____________, 1999, as Document No. ____________.

4. Terms and conditions of Declaration of Easement Agreement dated July 1, 1999, filed ____________, as Document No. ____________.




                                   EXHIBIT C
                             Environmental Reports


The Environmental Reports shall include:

1. Those letters and reports relating to the property known as 2201 Kennedy Street, 614 McKinley Place, 640 McKinley Place and 2101 Summer Street described in the following letters which are attached hereto and incorporated hereby:

	Letter dated December 11, 1998 to Thomas E. Oland, President of R & D Systems, Inc. from Scott Tankenoff, Managing Partner at Hillcrest Development.

	Letter dated December 16, 1998 to Chuck Diessner at Fredrikson & Byron, P. A. from Scott Tankenoff, Managing Partner at Hillcrest Development.

	Letter dated January 7, 1998 to Chuck Diessner at Fredrikson & Byron,
        P. A. from Scott Tankenoff, Managing Partner at Hillcrest
        Development.

	Letter dated December 28, 1998 to Scott Tankenoff Managing Partner at Hillcrest Development from Daniel Prezembel, National Director of Engineering & Construction at RREEF - Engineering Group regarding due diligence environmental reports prepared by Summit Envirosolutions.

	Letter dated December 24, 1998 to Scott Tankenoff Managing Partner at Hillcrest Development from Daniel Prezembel, National Director of Engineering & Construction at RREEF - Engineering Group regarding due diligence elevator equipment inventory reports prepared by Elevator Advisory Group, Inc.

2. Letter dated April 16, 1990 to Gary Tankenoff at Hillcrest Development from Jane C. Boerboom, Senior Pollution Control Specialist at the Minnesota Pollution Control Agency regarding tank removal.

3. Letter dated September 17, 1990 to Gary Tankenoff at Hillcrest Development from Jane C. Boerboom, Senior Pollution Control Specialist at the Minnesota Pollution Control Agency regarding tank removal and spill.

4. Letter dated July 13, 1994 to Craig Lyle Limited Partnership from Jean Hanson, Project Manager and John Kaehler, Hydrogeologist at the Minnesota Pollution Control Agency regarding file closure.

5. Letter dated February 22, 1999 to Barbara White at Fredrikson & Byron from Scott Tracy at Summit Envirosolutions regarding due diligence information.

6. Facsimile transmittal dated February 25, 1999 to Barbara White at Fredrikson & Byron from Scott C. Tracy at Summit Envirosolutions regarding PCB wipe samples.

7. Facsimile transmittal dated February 26, 1999 to Barbara White at Fredrikson & Byron from Scott C. Tracy at Summit Envirosolutions regarding tank removal.

8. Phase II Environmental Site Assessment, R & D Systems Site, 2201 Kennedy Street Northeast prepared by Summit Envirosolutions, Inc., dated June 25, 1999.